Exhibit 99.1

KONTOOR BRANDS UNVEILS HELLY HANSEN GROWTH STRATEGY AND 2030 FINANCIAL TARGETS

OSLO, NORWAY – September 2, 2026 – Kontoor Brands, Inc. (NYSE: KTB) today announced Helly Hansen’s long-term growth strategy and 2030 financial targets, which Kontoor Brands will present at the Helly Hansen Investor Day later today. The plan is designed to scale Helly Hansen globally while significantly expanding its profitability through 2030.

"With 150 years of technical heritage and an authentic right to win globally, Helly Hansen is a brand with tremendous long-term growth potential," said Scott Baxter, Chief Executive Officer and Chairman of the Board of Kontoor Brands. "Strong alignment between our teams has allowed us to integrate quickly and move straight to executing against the opportunity ahead. Our sustained investment in Helly Hansen will be a catalyst for its next phase of growth, and we are confident in our ability to deliver significant value for our consumers, employees and shareholders for years to come."

A Focused Growth Strategy:

To deliver against these targets, Helly Hansen’s growth is anchored in three strategic pillars:

•Supercharge the U.S.: Drive balanced growth across strategic wholesale expansion and direct-to-consumer channels, increasing brand awareness and distribution in Helly Hansen’s largest growth opportunity.
•Win in Premium Outdoor: Compete year-round across the premium outdoor market, building on Helly Hansen's leadership positions in Wintersports and Sailing while expanding into adjacent technical outdoor activities where the brand already has credibility.
•Power Workwear: Scale a proven, profitable European workwear business into North America, leveraging Helly Hansen’s professional-grade product authority and Kontoor’s regional operating capabilities.

"Helly Hansen is moving from a specialist European brand to a leading global premium, technical brand," said Børre Hegbom, Global Head of Helly Hansen. "We have the brand authority and consumer trust to win. Now it's about driving scale. We're deepening our presence in the U.S., strengthening our position in the Alps, and growing across outdoor and workwear, where our opportunity is greatest."

2030 Helly Hansen Financial Targets:

•Revenue of greater than $1.1 billion, representing a compound annual growth rate of approximately 10% from $675 million pro-forma revenue in fiscal 2025
•Gross margin in the mid- to high-50 percent range
•Operating margin in the mid-teens percent range
•Cumulative cash generation of more than $500 million through 2030

Exhibit 99.1

“We believe Helly Hansen represents one of the most compelling opportunities in consumer retail today,” said Joe Alkire, President and Chief Financial Officer of Kontoor Brands. “Helly Hansen is expanding its consumer and category reach and is positioned for accelerated growth over the next decade. That growth, paired with margin expansion and durable cash generation, strengthens Kontoor's earnings profile and supports balanced TSR delivery and capital allocation optionality.”

Additional details on Helly Hansen's growth strategy and 2030 financial targets will be shared at today's event.

Webcast Information

The Helly Hansen Investor Day will begin at 8:00 AM ET (2:00 PM CEST) on September 2, 2026. A live webcast will be available on the Investor Relations section of the Kontoor Brands’ website at www.kontoorbrands.com/investors. A replay and presentation materials will be available at the same location following the conclusion of the event.

Non-GAAP Financial Measures

This release refers to non-GAAP financial measures. Helly Hansen combined net revenues for fiscal 2025, which is used in this release as the base period for the Helly Hansen revenue compound annual growth rate, is a non-GAAP financial measure. Reconciliation of this non-GAAP measure to the most comparable GAAP measure is presented in the supplemental financial information included with this release that identifies and quantifies all reconciling adjustments and provides management’s view of why this non-GAAP information is useful to investors. While management believes that this non-GAAP measure is useful in evaluating the business, this information should be viewed in addition to, and not as an alternate for, reported results under GAAP. The non-GAAP measures used by the Company in this release may be different from similarly titled measures used by other companies.

For forward-looking non-GAAP measures included in this release, the Company does not provide a reconciliation to the most comparable GAAP financial measures because the information needed to reconcile these measures is unavailable due to the inherent difficulty of forecasting the timing and/or amount of various items that have not yet occurred and have been excluded from adjusted measures. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort.

About Kontoor Brands

Kontoor Brands, Inc. (NYSE: KTB) is a portfolio of three of the world’s most iconic lifestyle, outdoor and workwear brands: Wrangler®, Lee® and Helly Hansen®. Kontoor Brands is a purpose-led organization focused on leveraging its global platform, strategic sourcing model and best-in-class supply chain to drive brand growth and deliver long-term value for its stakeholders. For more information about Kontoor Brands, please visit www.KontoorBrands.com.

Exhibit 99.1
Forward-Looking Statements

The 2030 financial targets for Helly Hansen included in this release and in the accompanying Helly Hansen Investor Day presentation materials are long-term targets and aspirational goals and relate solely to the Helly Hansen reportable segment and not to the Company on a consolidated basis. These targets are based on numerous estimates and assumptions regarding, among other things, macroeconomic and consumer conditions, market growth rates, consumer demand, foreign currency exchange rates, tariffs and trade policy, channel, category and geographic expansion, pricing, product costs and other cost inputs, sourcing and supply chain performance, competitive dynamics and the Company’s ability to execute its strategy, many of which are outside the Company’s control and any of which may prove to be inaccurate. Because these targets relate to a multi-year period ending in 2030, the degree of uncertainty increases with the length of the period covered. The Company is not updating, reaffirming or revising any previously issued guidance. The Company undertakes no obligation to update, reaffirm or withdraw these targets.

Certain statements included in this release and the accompanying Helly Hansen Investor Day presentation materials, and certain oral statements made at the Helly Hansen Investor Day, are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” “may” and other words and terms of similar meaning or use of future dates. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as required under the U.S. federal securities laws. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to: macroeconomic conditions, including uneven or weakening consumer demand, fluctuating foreign currency exchange rates, inflation and global supply chain issues, as well as the ongoing impact of tariffs and uncertainty regarding the outcome of trade negotiations, import/export regulations and tariff policies, continue to adversely impact global economic conditions and have had, and may continue to have, a negative impact on the Company’s business, results of operations, financial condition and cash flows (including future uncertain impacts); the level of consumer demand for apparel; reliance on a small number of large customers; potential difficulty in integrating Helly Hansen and/or in achieving the expected growth, cost savings and/or synergies from the acquisition; potential risks and uncertainties in completing the sale of the Lee business, if at all, and potential risks in segregating and disposing of the Lee business and the Company’s ability to mitigate any stranded costs from the potential disposition; supply chain and shipping disruptions, which could continue to result in shipping delays, an increase in transportation costs and increased product costs or lost sales; intense industry competition; the ability to accurately forecast demand for products; the Company’s ability to gauge consumer preferences and product trends, and to respond to constantly changing markets; the Company’s ability to maintain the images of its brands; disruption and volatility in the global capital and credit markets and its impact on the Company’s ability to obtain short-term or long-term financing on favorable terms; the Company maintaining satisfactory credit ratings; restrictions on the Company’s business relating to its debt obligations; increasing pressure on margins; e-commerce operations through the Company’s direct-to-consumer business; the financial difficulty experienced by the retail industry; possible goodwill and other asset impairment; the ability to implement the Company’s business strategy; the stability of manufacturing facilities and foreign suppliers; fluctuations in wage rates and the

Exhibit 99.1
price, availability and quality of raw materials and contracted products, including as a result of tariffs and reciprocal tariffs; the reliance on a limited number of suppliers for raw material sourcing and the ability to obtain raw materials on a timely basis or in sufficient quantity or quality; disruption to distribution systems; seasonality; unseasonal or severe weather conditions; potential challenges with the Company’s implementation of Project Jeanius; the Company’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that facilities and systems and those of third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss or maintain operational performance; ability to properly collect, use, manage and secure consumer and employee data; legal, regulatory, political and economic risks; the impact of climate change and related legislative and regulatory responses; stakeholder response to sustainability issues, including those related to climate change; compliance with anti-bribery, anti-corruption and anti-money laundering laws by the Company and third-party suppliers and manufacturers; changes in tax laws and liabilities; the costs of compliance with or the violation of national, state and local laws and regulations for environmental, consumer protection, employment, privacy, safety and other matters; continuity of members of management; labor relations; the ability to protect trademarks and other intellectual property rights; the ability of the Company’s licensees to generate expected sales and maintain the value of the Company’s brands; volatility in the price and trading volume of the Company’s common stock; anti-takeover provisions in the Company’s organizational documents; market conditions, timing and ability to institute an appropriate Accelerated Share Repurchase program; and general fluctuations in the amount and frequency of our share repurchases. Many of the foregoing risks and uncertainties will be exacerbated by any worsening of the global business and economic environment.

More information on potential factors that could affect the Company’s financial results are described in detail in the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and in other reports and statements that the Company files with the SEC.

Exhibit 99.1

KONTOOR BRANDS, INC.
Supplemental Financial Information
Selected Helly Hansen Fiscal 2025 (FY25) Pro-Forma Results
(Unaudited)

The Company acquired Helly Hansen on May 31, 2025 and, as a result, its reported results for fiscal 2025 include only the seven-month period from the acquisition date through January 3, 2026. Helly Hansen combined net revenues for fiscal 2025 present net revenues of the Helly Hansen business for the full twelve-month fiscal 2025 period, including the five-month period prior to the Company’s ownership. Management believes this measure is useful to investors because it provides a full-year revenue base for the Helly Hansen segment, which management uses in evaluating the segment's scale and growth and which is used as the base period for the compound annual growth rate implied by the Company’s 2030 Helly Hansen revenue target. While management believes this non-GAAP measure is useful in evaluating the business, it should be considered supplemental in nature and should be viewed in addition to, and not as an alternate for, reported results under GAAP. This measure may be different from similarly titled measures used by other companies.

(Dollars in thousands)	FY25

Helly Hansen net revenues for the seven months ended January 3, 2026 - as reported under GAAP	$459,716
Helly Hansen net revenues for the five months ended May 31, 2025	215,375
Helly Hansen FY 25 pro-forma net revenues for the twelve months ended January 3, 2026	$675,091

Non-GAAP Financial Information: The financial information above presents the FY25 pro-forma net revenues for the Helly Hansen business segment. The net revenues as reported under GAAP represent the Helly Hansen business segment information, as previously reported in the Company's 2025 Annual Report on Form 10-K, for the seven-month period from the Helly Hansen acquisition closing date of May 31, 2025 through January 3, 2026. The net revenues for the five-month period ended May 31, 2025, representing the FY25 period prior to ownership by the Company, are derived from the pro-forma financial information as previously included in the Company's Current Report on Form 8-K/A, filed on August 14, 2025, with the U.S. Securities and Exchange Commission. Amounts herein may not recalculate due to the use of unrounded numbers.

Exhibit 99.1

Contacts
Investors:
Erinn Murphy, (336) 332-3022
Vice President, Global Head of Finance & Operations for Helly Hansen; Corporate Investor Relations
Erinn.Murphy@kontoorbrands.com

or

Media:
Julia Burge, (336) 332-5122
Senior Director, Corporate Communications
Julia.Burge@kontoorbrands.com